Securities and Exchange Commission
                                Washington, D.C.


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(f) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 7, 2002



                                AMREP CORPORATION
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)



         Oklahoma                       1-4702               59-0936128
----------------------------       ----------------     ------------------------
(State or other jurisdiction       (Commission File         (IRS Employer
     of incorporation)                   Number)        Identification Number)



                 641 Lexington Avenue, New York, New York 10022
--------------------------------------------------------------------------------
               (Address of Principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (212) 705-4700

Item 4. Changes in Registrant's Certifying Accountant.

     On March 7, AMREP Corporation (the "Company") notified Arthur Andersen LLP ("Andersen") that the Company would change its external auditors to McGladrey & Pullen LLP for its fiscal year ending April 30, 2002. Andersen and its predecessor partnership had been the independent auditor for the Company since 1981.

     Prior to such notification, the Company did not consult with McGladrey & Pullen LLP regarding the application of accounting principles to a specific completed or contemplated transaction or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with McGladrey & Pullen LLP regarding the type of audit opinion that might be rendered on the Company's consolidated financial statements.

     The reports of Andersen on the Company's consolidated financial statements for the fiscal years ended April 30, 2001 and 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. In connection with its audits for the fiscal years ended April 30, 2001 and 2000 and the subsequent interim period preceding the Company's notification to Andersen of its intention to dismiss such firm, there has been no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Andersen, would have caused such firm to make reference to the subject matter of the disagreement(s) in connection with its report.

     The Company's Audit Committee participated in and approved the decision to change the Company's external auditors and the Board made the appointment.

     The Company has requested that Andersen furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 13, 2002


                                                     AMREP Corporation


                                                     By: /s/ Peter M. Pizza
                                                        --------------------
                                                              Peter M. Pizza
                                                              Vice President

Item 7.   Exhibits

          16.1 Letter dated March 13, 2002 from Arthur Andersen LLP to Securities and Exchange Commission.